Exhibit 99.2

FOR IMMEDIATE RELEASE

February 25, 2014

Contact: Cloud Peak Energy Resources LLC
Karla Kimrey
Vice President, Investor Relations
720-566-2932

CLOUD PEAK ENERGY RESOURCES COMMENCES CASH TENDER OFFER
FOR ANY AND ALL OF ITS OUTSTANDING 8.250% SENIOR NOTES DUE 2017

Gillette, Wyo. — Cloud Peak Energy Inc. (NYSE: CLD) announced that its wholly-owned subsidiary Cloud Peak Energy Resources LLC (the “Company”) has commenced a cash tender offer (the “Offer”) to purchase any and all of its outstanding $300,000,000 aggregate principal amount of 8.250% senior notes due 2017 (the “2017 Notes”). In connection with the Offer, the Company is soliciting consents (“Consent Solicitation”) to proposed amendments that would shorten to three business days the minimum notice period for optional redemptions of the 2017 Notes and would eliminate substantially all of the restrictive covenants and certain events of default provisions applicable to the 2017 Notes that are contained in the indenture governing the 2017 Notes (the “Indenture”).

The Offer is scheduled to expire at 11:59 p.m., New York City time, on March 24, 2014, unless extended (“Expiration Time”). Holders who  tender their 2017 Notes and provide their consents to the amendments to the Indenture before 5:00 p.m., New York City time, on March 10, 2014, unless extended (the “Consent Expiration”), will be eligible to receive the Total Consideration (defined below). The Offer contemplates an early settlement option, so that holders whose 2017 Notes are tendered prior to the Consent Expiration and accepted for purchase could receive payment on an initial settlement date, which is expected to be March 11, 2014. Tenders of 2017 Notes may be withdrawn and consents may be revoked until the Withdrawal Deadline (defined below). Holders who tender their 2017 Notes after the Consent Expiration and prior to the Expiration Time will be eligible to receive the Tender Offer Consideration (defined below) on the final settlement date, which is expected to be March 25, 2014.

The Total Consideration for each $1,000 principal amount of 2017 Notes tendered and not withdrawn prior to the Withdrawal Deadline is $1,046.50, which includes a consent payment of $30.00 per $1,000 principal amount of 2017 Notes. Holders tendering after the Consent Expiration will be eligible to receive only the Tender Offer Consideration, which is $1,016.50 for each $1,000 principal amount of 2017 Notes, and does not include a consent payment. Holders whose 2017 Notes are purchased in the Offer will also receive accrued and unpaid interest from the most recent interest payment date for the 2017 Notes up to, but not including, the applicable settlement date.

In connection with the Offer, the Company is soliciting consents to certain proposed amendments to the Indenture relating to the 2017 Notes. Holders may not tender their 2017 Notes without delivering consents or deliver consents without tendering their 2017 Notes. No consent payments will be made in respect of 2017 Notes tendered after the Consent Expiration. Subject to receipt of the consent of holders of a majority in principal amount of the outstanding 2017 Notes, the Company and the co-issuer of the 2017 Notes will execute a supplemental indenture to amend the Indenture to shorten to three business days the minimum notice period for optional redemptions of the 2017 Notes and to eliminate substantially all of the restrictive covenants and certain events of default provisions respecting the 2017 Notes that are contained in the Indenture. The supplemental indenture will be effective at that time, but it will not become operative until the Company has purchased a majority in principal amount of the outstanding 2017 Notes.

Tendered 2017 Notes may be withdrawn and consents may be revoked before 5:00 p.m., New York City time, on March 10, 2014, unless extended (the “Withdrawal Deadline”), but generally not afterwards, unless required by law. Any extension or termination of the Offer will be followed as promptly as practicable by a public announcement thereof.

The Offer is subject to the satisfaction of certain conditions including: (1) completion of the capital markets debt financing announced today on terms satisfactory to the Company, with gross proceeds to the Company of not less than $200 million so that the Company will have sufficient funds, when aggregated with cash on hand and available borrowings under the Company’s revolving credit facility, to pay the Total Consideration for all tendered 2017 Notes and delivered consents plus all related fees and expenses; (2) execution of a supplemental indenture effecting the amendments to the Indenture; and (3) certain other customary conditions.

The complete terms and conditions of the Offer are described in the Offer to Purchase and Consent Solicitation Statement dated February 25, 2014, copies of which may be obtained from Global Bondholder Services Corporation, the tender agent and information agent for the Offer, by calling, in the case of banks and brokers, (212) 430-3774 and, for all others, (866) 470-4300 (US toll-free).

The Company has also retained Goldman, Sachs & Co. as dealer manager for the Offer and solicitation agent for the Consent Solicitation. Questions regarding the terms of the Offer and Consent Solicitation may be directed to Goldman, Sachs & Co. at (212) 357-6436 (collect) and (800) 828-3182 (US toll-free).

None of the Company, the dealer manager, the tender agent, the information agent, the trustee or the securities administrator for the 2017 Notes or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their 2017 Notes in the Offer or as to whether they should furnish or withhold the requested consent in the Consent Solicitation.

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The Offer is being made solely by the Offer to Purchase and Consent Solicitation Statement dated February 25, 2014. The Offer is not being made to holders of 2017 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play PRB coal company.  As one of the safest coal producers in the nation, Cloud Peak Energy specializes in the production of low sulfur, subbituminous coal.  The company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation.  The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is in Montana.  Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the company’s long-term position to serve Asian export and domestic customers.  With approximately 1,700 total employees, the company is widely recognized for its exemplary performance in its safety and environmental programs.  Cloud Peak Energy is a sustainable fuel supplier for approximately 4% of the nation’s electricity.

Cautionary Note Regarding Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. Forward-looking statements may include, for example, our ability to close this transaction, and other statements regarding this transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of this transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE:  Cloud Peak Energy Resources LLC

Cloud Peak Energy Inc.
Karla Kimrey, 720-566-2932
Vice President, Investor Relations